EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


Board of Directors
American Fire Retardant Corp.
El Cajon, California

We hereby consent to the incorporation by reference in this Registration Statement of American Fire Retardant Corp. on Form S-8, of our report dated April 11, 2002, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of American Fire Retardant Corp. for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.



HJ Associates & Consultants, LLP
Salt Lake City, Utah
December 3, 2002


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